CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to (i) the use of our report included in this registration statement and (ii) the incorporation by reference in this registration statement of our report dated March 24, 1997 (except with respect to the matter discussed in Note 1 - Restatement, as to which the date is August 7, 1997), included in Mobile Mini, Inc's Form 10-K/A-3 for the year ended December 31, 1996, and to all references to our firm included in this registration statement.



                                                             ARTHUR ANDERSEN LLP


Phoenix, Arizona,
September 23, 1997